Exhibit 99.1

        G&K Services Reports Fiscal 2003 Third Quarter Results


    MINNEAPOLIS--(BUSINESS WIRE)--April 29, 2003--G&K Services, Inc. (Nasdaq:GKSRA), today reported revenue for the third quarter ended March 29, 2003, of $176.5 million, up 5.3 percent over the $167.6 million reported in the third fiscal quarter last year. Earnings per diluted share, which were consistent with recent company estimates, totaled $0.31 for the quarter compared to $0.47 during the prior-year period. Third quarter earnings included $0.06 of expenses associated with severance costs and expenses related to closing a manufacturing facility.
    During the quarter, the company changed its income statement classification of customer billings for lost and damaged merchandise to a more preferable method of reporting. These billings, which previously were recorded as a reduction of cost of rental operations, are now recorded as rental revenue. This accounting classification is more consistent with recent accounting pronouncements regarding revenue recognition and is also consistent with the treatment used by other large companies in the uniform rental industry. This change increased rental revenue by $13.5 million in the current quarter and $12.5 million in the prior-year quarter. This reclassification did not impact current or historical net income or stockholders' equity. All previously reported amounts have been reclassified for comparability.
    "As expected, third quarter results were impacted by further softening in the employment markets and spiking energy costs," said Thomas Moberly, G&K's chief executive officer. "Employment levels fell by more than 450,000 jobs in February and March. That's on top of more than 2.1 million jobs lost during the past two years. Nevertheless, we continue to manage the business aggressively as demonstrated by strong operating cash flow production during the quarter."
    Third quarter revenue from G&K's rental business increased to $171.1 million, up 5.0 percent over the prior-year period. The company's organic industrial rental growth rate was approximately negative 2.5 percent in the third quarter and consistent with the reclassified second quarter organic growth rate. The organic industrial revenue growth rate is calculated using industrial rental revenue adjusted for foreign currency exchange rate differences and revenue from newly acquired locations compared to prior-period results. Direct sale revenue increased to $5.5 million, up 15.8 percent for the quarter. The increase was driven by initiatives to penetrate direct sale opportunities with existing customers.
    Gross margin from rental operations for the quarter was 36.6 percent of rental revenue versus 38.8 percent for the prior-year quarter. The variance reflects higher costs for energy, the expenses related to closing a manufacturing facility, acquisition integration and plant consolidation expenses, and lost margin from lower employment levels within our customer base. Gross margin from direct sales declined to 16.3 percent from 29.0 percent in the prior-year period. The reduction was driven primarily by product mix and lower pricing.
    Selling, general and administration expenses were 22.7 percent of consolidated revenue compared to 21.7 percent in the same period last year. Severance costs and expense related to uncollectible accounts receivable contributed to the increase in selling, general and administrative expenses.
    "While poor economic conditions continue to put pressure on our financial results, we improved a number of operational metrics during the quarter," said Richard Marcantonio, G&K's president and chief operating officer. "After a successful direct sale promotion during the second quarter, we initiated a route sales promotion in the third quarter to bolster revenue within our existing customers. The result accounted for a substantial increase in route sales compared to the second quarter. We will continue to design marketing promotions to capture such opportunities."
    The company reported solid cash flow for the quarter. Cash from operations totaled $25.9 million, up 10.0 percent over the prior-year period. Free cash flow, which is cash provided by operating activities less capital expenditures, was $19.3 million for the quarter compared to $15.6 the same period last year, up 23.5 percent over the prior year. Capital expenditures for the current quarter were $6.6 million compared to $7.9 million in the prior-year period.
    "We remain confident about our position and ability to successfully exploit the long-term opportunity in the industry," Moberly said. "While we await economic recovery and stability in overall employment trends, we will continue to aggressively pursue growth and operational productivity to mitigate the lingering impact of poor business conditions."

    Outlook

    The company expects fiscal 2003 fourth quarter revenue to be in the range of $175.0 million to $177.0 million and earnings per share to be between $0.35 and $0.38.
    The company will conduct a conference call today beginning at 10:00 a.m. Central Time. The call will be webcast and can be accessed through the Web site www.gkservices.com (on the Investor Relations page, click on the Web cast icon and follow the instructions). A replay of the call will be available through May 13, 2003. The financial and statistical information contained in the call, which consist of the financial tables below, may also be accessed on the Web site www.gkservices.com (on the Investor Relations page, click on the New Release button).

    The Private Securities Litigation Reform Act of 1995 (the "Act") provides companies with a "safe harbor" when making forward-looking statements as a way of encouraging them to furnish their shareholders with information regarding expected trends in their operating results, anticipated business developments and other prospective information. Statements made in this press release concerning our intentions, expectations or predictions about future results or events are "forward-looking statements" within the meaning of the Act. These statements reflect our current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which could be material and adverse. Given that circumstances may change, and new risks to the business may emerge from time to time, having the potential to negatively impact our business in ways we could not anticipate at the time of making a forward-looking statement, you are cautioned not to place undue reliance on these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
    Some of the factors that could cause actual results or events to vary from stated expectations include, but are not limited to, the following: unforeseen operating risks; the effects of overall economic conditions; fluctuations in costs of insurance and energy; acquisition integration costs; the performance of acquired businesses; preservation of positive labor relationships; competition, including pricing, within the corporate identity apparel and facility services industry; and the availability of capital to finance planned growth. Additional information concerning potential factors that could affect future financial results is included in our Annual Report on Form 10-K for the fiscal year ended June 29, 2002.

    About G&K Services, Inc.

    Headquartered in Minneapolis, Minnesota, G&K Services, Inc. is a market leader in corporate identity apparel programs and facility services in the United States, and is the largest such provider in Canada. G&K operates over 130 processing facilities and branch offices, serving more than 140,000 customers.


CONSOLIDATED STATEMENTS OF OPERATIONS
G&K Services, Inc. and Subsidiaries
(Unaudited)
                                 For the Three        For the Nine
                                  Months Ended        Months Ended
                               ---------------------------------------
(U.S. dollars, in thousands,   March 29, March 30, March 29, March 30,
 except per share data)          2003      2002      2003      2002
----------------------------------------------------------------------
Revenues
  Rental operations (footnote
   1)                          $171,065  $162,904  $508,149  $490,555
  Direct sales                    5,455     4,709    17,822    16,045
----------------------------------------------------------------------
     Total revenues             176,520   167,613   525,971   506,600
----------------------------------------------------------------------
Operating Expenses
  Cost of rental operations     108,524    99,645   316,084   301,975
  Cost of direct sales            4,566     3,343    13,494    11,422
  Selling and administrative     40,070    36,447   115,552   109,305
  Depreciation and amortization   9,511     8,939    27,984    26,540
----------------------------------------------------------------------
     Total operating expenses   162,671   148,374   473,114   449,242
----------------------------------------------------------------------
Income from Operations           13,849    19,239    52,857    57,358
  Interest expense                3,406     3,113    10,198    10,235
----------------------------------------------------------------------
Income before Income Taxes       10,443    16,126    42,659    47,123
  Provision for income taxes      4,073     6,370    16,637    18,614
----------------------------------------------------------------------
Net Income                       $6,370    $9,756   $26,022   $28,509
----------------------------------------------------------------------
  Basic weighted average number
   of shares outstanding         20,608    20,518    20,574    20,494
Basic Earnings Per Common Share   $0.31     $0.48     $1.26     $1.39
----------------------------------------------------------------------
  Diluted weighted average
   number of shares outstanding  20,676    20,760    20,707    20,610
Diluted Earnings Per Common
 Share                            $0.31     $0.47     $1.26     $1.38
----------------------------------------------------------------------

Dividends per share            $ 0.0175  $ 0.0175  $ 0.0525  $ 0.0525


Footnote 1: Revenue Recognition

During the quarter, the company changed its income statement classification of customer billings for lost and damaged merchandise to a more preferable method of reporting. These billings, which previously were recorded as a reduction of cost of rental operations, are now recorded as rental revenue. This accounting classification is more consistent with recent accounting pronouncements regarding revenue recognition and is also consistent with the treatment used by other large companies in the uniform rental industry. This change increased rental revenue by $13,471 in the current quarter and $12,542 in the prior-year quarter. This change increased rental revenue by $40,619 in the current year-to-date period and $38,770 in the prior-year year-to-date period. This reclassification did not impact current or historical net income or stockholders' equity.




                CONSOLIDATED CONDENSED BALANCE SHEETS
                 G&K Services, Inc. and Subsidiaries
                                                  March 29,
                                                    2003     June 29,
(U.S. dollars, in thousands)                     (Unaudited)   2002
----------------------------------------------------------------------
ASSETS
Current Assets
  Cash and cash equivalents                         $14,050    $9,986
  Accounts receivable, net                           67,084    66,555
  Inventories                                        94,370    91,733
  Prepaid expenses                                   11,040    17,536
----------------------------------------------------------------------
         Total current assets                       186,544   185,810
----------------------------------------------------------------------

Property, Plant and Equipment, net                  246,584   230,530
Other Assets                                        320,493   265,359
----------------------------------------------------------------------
                                                   $753,621  $681,699
----------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable                                  $19,507   $17,361
  Accrued expenses                                   59,599    52,026
  Deferred income taxes                              11,316    11,157
  Current maturities of long-term debt               10,789     9,443
----------------------------------------------------------------------
         Total current liabilities                  101,211    89,987
----------------------------------------------------------------------

Long-Term Debt, net of current maturities           245,062   214,977
Deferred Income Taxes                                23,434    21,570
Other Noncurrent Liabilities                         14,634    15,007
Stockholders' Equity                                369,280   340,158
----------------------------------------------------------------------
                                                   $753,621  $681,699
----------------------------------------------------------------------




           CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                 G&K Services, Inc. and Subsidiaries
                             (Unaudited)
                                                  For the Nine Months
                                                          Ended
                                                  --------------------
                                                  March 29,  March 30,
(U.S. dollars, in thousands)                        2003       2002
----------------------------------------------------------------------
Operating Activities:
  Net income                                       $26,022    $28,509
  Adjustments to reconcile net income to net cash
   provided by operating activities -
  Depreciation and amortization                     27,984     26,540
  Deferred income taxes                               (320)    (3,910)
  Amortization of deferred compensation -
   restricted stock                                    768        695
  Changes in current operating items, exclusive
   of acquisitions                                  17,945     12,679
  Other, net                                           867      1,362
----------------------------------------------------------------------
Net cash provided by operating activities           73,266     65,875
----------------------------------------------------------------------
Investing Activities:
  Property, plant and equipment additions, net     (24,703)   (21,598)
  Acquisitions of business assets and other        (75,795)   (69,724)
----------------------------------------------------------------------
Net cash used for investing activities            (100,498)   (91,322)
----------------------------------------------------------------------
Financing Activities:
  Proceeds from debt financing                     166,814     86,014
  Repayments of debt financing                    (135,225)   (62,788)
  Cash dividends paid                               (1,088)    (1,084)
  Sale of common stock                                 500        334
----------------------------------------------------------------------
Net cash provided by financing activities           31,001     22,476
----------------------------------------------------------------------
Increase (Decrease) in Cash and Cash Equivalents     3,769     (2,971)
Effect of Exchange Rates on Cash                       295       (295)

Cash and Cash Equivalents:
  Beginning of period                                9,986     15,317
----------------------------------------------------------------------
  End of period                                    $14,050    $12,051
----------------------------------------------------------------------



    CONTACT: G&K Services, Inc., Minneapolis
             Jeffrey L. Wright, 952/912-5500
             or
             Glenn L. Stolt, 952/912-5500